SUBLEASE

           THIS SUBLEASE ("Sublease") dated as of September      ,2001, is made
between, and Playboy Entertainment Group, Inc., a Delaware corporation ("Playboy") and Directrix, Inc., a Delaware corporation ("Directrix").

                                    RECITALS

           A.   Playboy is the tenant under that certain Agreement of Lease
dated as of September      , 2001 ("Master Lease"), pursuant to which Kingston
Andrita LLC, a Delaware limited liability company ("Master Landlord"), leased to Playboy the real property located in the City of Los Angeles, County of Los Angeles, State of California, described in attached Exhibit "A", and commonly known as 3030 Andrita Street, Los Angeles, California, and more particularly described in the Master Lease ("Master Premises").

           B. This Sublease is also made with reference to that certain Master Services Agreement (the "Services Agreement") between Playboy and Directrix, that certain Guarantee between Playboy Enterprises, Inc. ("PEI") and Kingston (the "Guarantee"), that certain Equipment Lease Tri Party Agreement ("Equipment Lease Agreement") among Directrix, Playboy and CapitalSource Finance, LLC, that certain Security Agreement made by Directrix in favor of Playboy ("Security Agreement"), that certain Common Stock Purchase Warrant (the "Warrant") issued by Directrix to Playboy and that that certain Registration Rights Agreement (the "Registration Rights Agreement") between Directrix and Playboy. The Master Lease shall be entered into concurrently with this Sublease. The parties anticipate entering into one or more of the other agreements referred to in this Recital B or may enter into other agreements in lieu thereof. The Master Lease, Master Services Agreement, Guarantee, the Equipment Lease Agreement and the Security Agreement and/or any agreements or documents which supersede theses agreements and which are entered into by the parties as part of the transactions associated with the Master Premises are referred to collectively as the "Transaction Documents."

           C. Capitalized words or terms not otherwise defined shall have the meaning set forth in the Master Lease.

     1. SUBLEASE. Playboy subleases to Directrix on the terms and conditions in this Sublease that portion of the Master Premises described as approximately 62,207 square feet of office, technical, studio and basement space (the "Directrix Premises") together with the right to use in common with Playboy and other tenants of the Master Premises, the Common Area (as defined below). The outline of the Directrix Premises is set forth in attached Exhibit "B".

     2. SUBLEASE TERM. The term of this Sublease shall commence on the earliest of (i) the Substantial Completion Date, (ii) the Studio Delivery Date,
(iii) the Master Control Room Start Date or (iv) the date on which Directrix commences to occupy any material portion of the Directrix Premises ("Sublease Commencement Date") and shall terminate on the Expiration Date unless sooner terminated as provided for herein. Playboy shall furnish Directrix or cause the Master Landlord to furnish to Directrix a copy of any notice delivered under Master Lease Section 15.1(d) regarding substantial completion of Landlord's Work or Studio A being in operational condition.

     3.   SUBLEASE RENT.

                3.1   Sublease Base Rent.

                (a) Directrix is obligated to pay to Playboy as minimum rent an annual rent (the "Sublease Base Rent") as follows:

                      (i) for the period beginning on the earlier of the Substantial Completion Date or the date on which Directrix commences to occupy any material portion of the Directrix Premises ("Sublease Base Rent Commencment Date") and ending on the day preceding the first anniversary thereof (such period being the first "Sublease Year" and each successive twelve month period thereafter also being referred to herein individually as a "Sublease Year" and collectively as "Sublease Years", $1,193,308.49 per annum, payable in advance in equal monthly installments of $99,442.37;

                      (ii) for the second Sublease Year, $1,229,107.74 per annum, payable in advance in equal monthly installments of $102,425.65;

                      (iii) for the third Sublease Year, $1,265,980.98 per annum, payable in advance in equal monthly installments of $105,498.41;

                      (iv) for the fourth Sublease Year, $1,303,960.41 per annum, payable in advance in equal monthly installments of $108,663.37;

                      (v) for the fifth Sublease Year, $1,343,079.22 per annum, payable in advance in equal monthly installments of $111,923.27;

                      (vi) for the sixth Sublease Year, $1,383,371.60 per annum, payable in advance in equal monthly installments of $115,280.97;

                      (vii) for the seventh Sublease Year per annum, $1,424,872.74 payable in advance in equal monthly installments of $118,739.40;

                      (viii)for the eighth Sublease Year $1,467,618.93 per annum, payable in advance in equal monthly installments of $122,301.58;

                      (ix) for the ninth Sublease Year $1,511,647.49 per annum, payable in advance in equal monthly installments of $125,970.62;

                      (x) for the tenth Sublease Year, $1,556,996.92 per annum, payable in advance in equal monthly installments of $129,749.41; and

                      (xi) for the eleventh Sublease Year through the Expiration Date, a rate per annum equal to $1,712,696.61 per annum, payable in advance in equal monthly installments of $142,724.35.

                (b) Directrix is obligated to pay Playboy Sublease Base Rent for Studio A at the rate of $35,417.44 per month payable in advance together with any Sublease Additional Rent related thereto commencing concurrently with Playboy becoming obligated to pay Base Rent on Studio A as provided for in Master Lease Section 2.2(a), after taking into account any applicable abatement period.

                (c) Directrix is obligated to pay Playboy Sublease Base Rent for the Master Control Room at the rate of $25,000.00 per month payable in advance together with any Sublease Additional Rent related thereto commencing concurrently with Playboy becoming obligated to pay Base Rent on the Master Control Room as provided for in Master Lease Section 2.2(c), after taking into account any applicable abatement period.

                (d) If the Base Rent payable by Playboy under the Master Lease is increased under Master Lease Section 2.2(e), the Sublease Base Rent shall be increased by multplying such increase by Directrix' Share (as that term is defined in Section 3.3.3 below).

                (e) Playboy hereby authorizes and directs Directrix to pay the Sublease Rent (which includes the Sublease Base Rent and Sublease Additional Rent as defined below) to Playboy at 9242 Beverly Boulevard, Beverly Hills, California 902010, or at such other address as Playboy designates by written notice to Directrix.

                3.2 Operating Expenses. In addition to paying the Sublease Base Rent specified in Section 3.1 above, Directrix shall pay "Directrix' Share" of the annual "Operating Expenses," as the quoted terms are defined below. Directrix' Share of the Operating Expenses and any other charges hereunder shall be referred to as the "Sublease Additional Rent." The obligation of Directrix to pay the Sublease Additional Rent shall survive the expiration of the Term. The Sublease Base Rent and the Sublease Additional Rent are herein collectively referred to as the "Sublease Rent."

                3.3 Definitions of Key Terms Relating to Sublease Additional Rent. As used in this Sublease, the following terms shall have the meanings set forth below:
                      3.3.1 "Expense Year" shall mean each calendar year in which any portion of the Term falls, through and including the calendar year in which the Expiration Date falls.

                      3.3.2 "Operating Expenses" shall mean all necessary and reasonable expenses, costs and amounts of every kind and nature which Playboy pays or accrues during any Expense Year because of or in connection with the management, maintenance, security, repair, replacement, restoration or operation of the Master Premises, or any portion thereof, except as excluded below. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:

                         (1)   The operation, repair, replacement and
maintenance, in neat, clean, good order and condition of (i) the Master Premises, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems; (ii) Common Area lighting facilities, fences and gates, and to the extent not repaired or maintained by Master Landlord, the roofs and roof rainage systems; (iii) Landlord's Work, to the extent not required to be repaired or maintained by Master Landlord, and any leasehold improvements constructed or installed by Playboy pursuant to this Sublease, but excluding costs or expenses associated with maintaining any Alteration made by Playboy or any other tenant of the Master Premises (which shall be the sole obligation of the party who made or for whom such Alteration or improvement were made); (iv) exterior signs (excluding signs devoted to the exclusive use of a tenant of the Building) and any tenant directories; (v) any fire detection and/or sprinkler systems; (vi) heating, ventilation and air conditioning systems and utility systems; and (vii) any other equipment and components of the Common Areas;

                         (2)   The cost of water and gas to the Master Premises,
and telephone and electricity to service the Common Areas;

                         (3)   Trash disposal, janitorial, pest control
services, security services, and the costs of any environmental inspections (subject to subsection (p) below and excluding any such inspections necessitated by the existing condition of the Master Premises);

                         (4)   The cost of licenses, certificates, permits and
inspections and the cost of contesting any governmental enactments or exactions which may affect Operating Expenses, and the costs incurred in connection with any governmentally-mandated transportation system management program or similar program;

                         (5)   The cost of all insurance carried by Playboy in
connection with the Master Premises, to the extent required in the Master Lease;

                         (6)   Fees and other costs, including reasonable
management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Master Premises;

                         (7)   The fair and reasonable allocation of the fair
rental value of any management office space;

                         (8)   Amortization (including interest at the published
prime interest rate upon unsecured loans charged by the Chase Manhattan Bank on the unamortized cost) over the useful life, in accordance with GAAP, of the cost of acquiring personal property used in the maintenance, operation and repair of the Master Premises (excluding any trade fixtures and equipment thereon), or any portion thereof; and payments under any equipment rental agreements on equipment used in the maintenance and operation of the Master Premises;

                         (9)   Amortization (including interest at the published
prime interest rate upon unsecured loans charged by the Chase Manhattan Bank on the unamortized cost) over the useful life, in accordance with GAAP, of the cost of capital improvements or other costs incurred in connection with the Master Premises that are required by the Master Lease, if any, or which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or are required under any Law, except capital repairs, replacements or other improvements required to be paid or remedied by Master Landlord under the Master Lease;

                         (10)  Impositions (as defined in the Master Lease);

                         (11)  Costs, fees, charges or assessments imposed by,
or resulting from any mandate imposed on Playboy by, any federal, state or local government for fire and police protection, trash removal, community services, or other services relating to the Master Premises (and not merely Playboy or its business) which do not constitute Impositions.

                         (12)  Any amounts paid or incurred by Playboy under
Master Lease Section 13.3(ii) and (iii) and not Section 13.3(i), which amounts shall be payable solely by Directrix, and Sublease Section 8.1.

                Notwithstanding anything to the contrary contained in the above definition, Operating Expenses shall not include:

                         (a)   Depreciation, amortization, interest, principal
and other payments on mortgages, on any other form of monetary encumbrance or on any form of financing for Playboy relating to the Master Premises, or Playboy's equipment or personal property, if any, except as otherwise provided for in clauses (8) and (9) above;

                         (b)   Any marketing costs, legal fees, space planners'
fees, advertising and promotional expenses, tenant improvement costs, brokerage fees and other costs and expenses incurred in connection with future leasing, or in connection with any assignment, sublease, or similar transactions in the Master Premises;

                         (c)   Any costs which are actually reimbursed by any
tenant or occupant of the Project, or any third party (including Master Landlord), or by insurance carried by Playboy, by any tenant or by anyone else and is actually paid to Playboy;

                         (d)   Expenses in connection with services or other
benefits which are not provided to Directrix but which are provided to other tenants or occupants, if any;

                         (e)   Any costs associated with the operation of the
business of the corporation or entity which constitutes Playboy (or of which Playboy is a direct or indirect subsidiary, parent or affiliate) (as the same are distinguished from the costs of operation of the Master Premises);

                         (f)   Late fees, penalties, and interest on past due
amounts, unless Directrix is late in making payment of Sublease Additional Rent hereunder;

                         (g)   Any payments paid to Playboy or to subsidiaries
or affiliates of Playboy or any partner thereof for goods or services in the Master Premises to the extent the same exceeds the cost of such goods or services if rendered by qualified, first-class unaffiliated third parties in the same general area on a competitive basis; provided Playboy shall have no obligation to obtain competitive bids;

                         (h)   Any charitable or political contributions;

                         (i)   Any repairs or replacements actually covered by
warranties or guaranties (but only to the extent of such actual recovery under such warranty or guaranties) and damage and repairs actually paid for or reimbursed from any insurance policy carried by Playboy in connection with the Master Premises (but only to the extent of such actual payment or reimbursement) or which are necessitated because of Playboy's misuse or willful misconduct;

                         (j)   Insurance on and any other costs related to
Playboy's trade fixtures, furniture, equipment and other personal property;

                         (k)   Electricity relating to the Master Premises other
than the Common Areas as well as the cost of any utilities separately metered and paid by Directrix for the Directrix Premises;

                         (l)   Any costs or expenses incurred by Playboy
attributable to a default by Playboy under the Master Lease unless Playboy's default under the Master Lease is precipitated by Directrix' default under the Transaction Documents;

                         (n)   Any fees paid to Playboy attributable to
property management services performed by Playboy for the Master Premises to the extent the such fees exceed the cost of such services if rendered by qualified, first-class unaffiliated third parties in the same general area on a competitive basis provided Playboy shall have no obligation to obtain competitive bids;

                         (o)   Any Playboy employee expense above the level of
building manager; and

                         (p)   Subject to the provisions of Master Lease Section
6.9 as incorporated herein by reference, any cost or expenses to the extent not covered by insurance incurred as a result of the negligent acts or omissions or willful misconduct of Playboy, Directrix or other tenant or occupant of the Master Premises which shall be the responsibility of the party which caused such cost or expense to be incurred.

                         3.3.3   "Directrix' Share" shall mean 55.3%.

                         3.3.4   "Common Area" shall mean all areas and
facilities which are not leased or held for lease to tenants or occupied by Playboy and which are within the exterior boundary line of the land described in Exhibit "A" and the interior utility raceways and installations within the Master Premises that are typically considered common area in office buildings in Los Angeles County and are designated by Playboy from time to time for the general non-exclusive use of Playboy, Directrix or other tenants of the Master Premises and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

           3.4 Statement of Estimated Operating Expenses. Playboy will deliver to Directrix within 30 days of the date hereof, an expense estimate statement (the "Estimate Statement") which shall set forth Playboy's reasonable estimate (the "Estimate") of the total amount of Operating Expenses for the first Expense Year, which Estimate Statement identifies the Estimate for Directrix' Share of the Operating Expenses. Playboy shall endeavor to provide a new Estimate Statement on or before the anniversary of each Expense Year. The failure of Playboy to timely furnish the Estimate Statement for any Expense Year shall not preclude Playboy from enforcing its rights to collect Directrix' Share of the Operating Expenses. Directrix shall pay monthly an amount equal to one-twelfth (1/12) of Directrix' Share of the Estimate Statement, as such amount may increase or decrease each Expense Year. Playboy shall maintain books and records with respect to the Operating Expenses in accordance with GAAP.

           3.5   Statement of Actual Operating Expenses and Payment by
Directrix.   As soon as reasonably possible after the end of each Expense Year, but in no event later than three months following the end of any Expense Year, Playboy shall deliver to Directrix a statement (the "Statement") which shall state the Operating Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the difference, if any, between the Estimate Statement and the Statement. If the Operating Expenses described in the Statement exceed the Estimate Statement, Directrix shall pay the full amount of the deficiency for such Expense Year with in thirty (30) days, and if Directrix paid more Operating Expenses as set forth in the Estimated Statement than the actual Operating Expenses set forth in the Statement, then Directrix shall receive a credit in the amount of Directrix' overpayment against the Sublease Rent next due under this Sublease. The failure of Playboy to timely furnish the Statement for any Expense Year shall not prejudice Playboy or Directrix from enforcing its rights under this Section provided Playboy delivers the Statement to Directrix within twelve (12) months of the year to which it relates. Even though the Term has expired and Directrix has vacated the Sublease Premises, when the final determination is made of Directrix' Share of Operating Expenses for the Expense Year in which this Lease and Sublease terminates, if a deficiency is present, Directrix shall immediately pay to Playboy such amount, and if Directrix paid more as estimated Operating Expenses than the actual Operating Expenses, Playboy shall promptly pay the deficiency to Directrix.

           3.6 Audit Rights. Upon Directrix' written request given not more than one (1) year after Directrix' receipt of an Estimate Statement or Statement for a particular Expense Year, and provided that Directrix is not in default of its obligation to pay Sublease Rent after the giving of notice and expiration of any applicable cure period and has paid all amounts required to be paid under the Estimate Statement or Statement, as the case may be, Directrix shall have the right (but not the obligation), directly and through its agents, to inspect, copy and audit the Statements and such books and records with respect to Operating Expenses for the calendar year to which the Statement relates. Any objection to a Statement, or to any information reported therein, shall be deemed waived if not raised by written notice to Playboy within thirteen (13) months following delivery of such Statement. If Directrix discovers an error, an appropriate adjustment shall be made and either Playboy or Directrix shall reimburse the other for any amounts due within fifteen (15) days, together with interest at the Late Charge Rate. Directrix' right to inspect, copy and audit shall be exercisable upon reasonable prior written notice not more than once during any 365-day period and shall be conducted during business hours at Playboy's office at the Master Premises. Directrix shall keep any information gained from its review of Playboy's records confidential and shall not disclose it to any other party, except as required by law. If the audit discloses an overcharge of more than three percent (3%), Playboy shall pay the cost of such audit.

           3.7 Late Payment. If any payment of Sublease Rent is not received by Playboy under this Sublease within ten (10) days of the day on which it first becomes due, a late charge on the sums so overdue, calculated at the Late Charge Rate from the due date thereof to the date on which actual payment of the overdue sums is received by Playboy, shall become due and payable to Playboy because of Directrix' failure to make prompt payment. If Playboy owes Directrix any other amounts under this Sublease which are not paid within ten (10) days after written notice thereof, a late charge on the sums so overdue, calculated at the Late Charge Rate from the due date thereof to the date on which actual payment of the overdue sum is received by Directrix, shall become due and payable to Directrix.

           3.8 Shared Excess. If Directrix owes any Shared Excess under Master Lease Article 15, Directrix shall be obligated to pay the first $50,000 of such Shared Excess directly to Kingston (or, if Playboy has paid Directrix' share of the Shared Excess to Kingston, to Playboy as reimbursement therefore). If Directrix owes Shared Excess in excess of $50,000, Playboy shall pay such excess on Directrix' behalf and Playboy shall recover such excess by offsetting up to 10% of the Service Fees (as such term is defined under the Services Agreement) owed in any month by Playboy to Directrix until Playboy has recouped the amount of the Shared Excess paid by Playboy on Directrix' behalf. If Directrix fails to pay its share of the Shared Excess as provided for in the preceding two sentences, such failure may be treated by Playboy as an event of default under this Sublease and the Services Agreement and Playboy will have all of its rights and remedies as provided for under this Sublease and the Services Agreement.

     4.   INCORPORATION OF MASTER LEASE PROVISIONS INTO THIS SUBLEASE.

           4.1 Except as specifically provided below, or otherwise superseded or modified by the provisions of this Sublease and except where the Master Lease includes specific provisions with respect to Directrix' rights and obligations, all terms, covenants and conditions of the Master Lease are incorporated into and made a part of this Sublease by reference with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease except that the words Landlord and Tenant in the Master Lease shall be construed to mean, respectively, Playboy and Directrix in this Sublease, and the words Premises in the Master Lease shall be construed to mean Directrix Premises in this Sublease, and the word Lease in the Master Lease shall be construed to mean this Sublease. For all time limits contained in the Master Lease for Playboy to give notices, make demands or for Directrix' performance of any act (such periods are referred to as "Notice Periods") that have a duration of at least six (6) days, such Notice Periods shall be modified in this Sublease by shortening the Notice Periods by three (3) days, so that in each instance, Directrix' Notice Periods shall be three (3) days shorter under this Sublease than Playboy's Notice Periods under the Master Lease. For all Notice Periods in the Master Lease that have a duration of less than six (6) days, Directrix' Notice Period shall be half of the number of days in such Notice Period that Playboy has, rounded down to the nearest whole integer, except as relating to payment of Sublease Base Rent, in which case Directrix shall have three (3) days to observe or perform. The following Articles and Sections of the Master Lease shall not be deemed incorporated into this Sublease: Section 2.2(a) and (b) (Base Rent); Section 3.1(a) and (b) (Payment of Impositions), Section 3.3 (Evidence of Payment), Section 3.4(b) (Proration of Impositions)Section 6.1(a) (Basic Insurance Coverage); Section 9.2(b) (Permitted Assignment and Subletting); Section 9.7 (Landlord's Sale or Conveyance); Article 10 (Mortgages); Section 11.1(b) (Maintenance of Premises); Section 11.2 (Free of Dirt, Etc.); Section 11.3 (No Obligation to Supply Utilities);; Section 15.1(f) (Studio Operational Condition); Article 22 (Notices); and Article 36 (Right of First Offer).

           4.2 For the purpose of incorporating Article 15 of the Master Lease into this Sublease and construing its meaning, the word Landlord shall mean Master Landlord, the word Tenant shall mean Directrix, the word Premises shall mean Directrix Premises, and the word Lease shall mean this Sublease.
Therefore, all obligations of Master Landlord to complete Landlord's Work contained in Master Lease Article 15 or the Work Letter, shall run directly between Directrix and Master Landlord with respect to Directrix Premises. Notwithstanding the provisions of Section 4.1 above, the time limits contained in Article 15 of the Master Lease for the giving of notices, making of demands or performing of any act shall NOT be deemed shortened. Playboy will exercise due diligence in attempting to cause Master Landlord to perform its obligations under Article 15 of the Master Lease for the benefit of Directrix and the Directrix Premises, but Playboy shall have no responsibility to Directrix for Master Landlord's failure to so perform. Directrix shall pay one half of the Shared Excess which is solely attributable to the Other Office Work Allowance (other than increases in the cost of Other Work Allowance which results from Above-Standard Work requested by Directrix which shall be payable solely by Directrix) if any, directly to Master Landlord in accordance with the requirements of the Master Lease. Directrix shall pay one third of the Shared Excess which is solely attributable to the Base Building Work (other than increases in the cost of Base Building Work which results from Above-Standard Work, which if requested by Playboy shall be payable solely by Playboy and if requested by Directrix, shall be payable solely by Directrix) in accordance with the requirements of the Master Lease. Directrix shall have no responsibility for Playboy's share of the Shared Excess attributable to the Playboy Office Work. Anything contained herein to the contrary notwithstanding, except for the cost of any special services requested by Playboy or Directrix (which shall be paid by the requesting party), Directrix shall pay or there shall be charged against the Landlord Work Allowance attributable to the Directrix Premises any portion of the design fees which are not the Master Landlord's responsibility. Each of Directrix and Playboy shall pay any additional costs of Landlord's Work for Above-Standard Work they request and shall bear all costs occasioned by any delay in the completion of Landlord's Work as a result of such Above-Standard Work.

           4.3 Any obligation of Playboy which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease, may be observed or performed by Playboy using diligent efforts to cause the Master Landlord under the Master Lease to observe and/or perform the same, and Playboy shall have a reasonable time to enforce its rights to cause such observance or performance and to diligently pursue enforcement and Playboy shall have no liability to Directrix if Master Landlord fails to observe or perform its obligations provided Playboy has used commercially reasonable efforts to enforce its rights under the Master Lease.

           4.4 If Playboy accepts possession of the Master Premises subject to the continued occupancy of FX and the FX Lease is assigned to and assumed by Playboy as provided for in Master Lease Section 1.3, Playboy shall assign the FX Lease to Directrix and Directrix shall assume the FX Lease pursuant to an assignment and assumption agreement substantially in the form of Master Lease Exhibit K except that Playboy shall be substituted for Kingston and Directrix shall be substituted for Playboy in each place such terms appear in the form assignment and assumption agreement.

     5.   MASTER LEASE OBLIGATIONS OF DIRECTRIX AND OF PLAYBOY.

           5.1 Directrix shall hold Playboy free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Directrix' failure to comply with or perform Directrix' obligations hereunder. Playboy shall hold Directrix free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Playboy's failure to comply with or perform Playboy's obligations hereunder.

           5.2 If Directrix shall breach any of Directrix' obligations hereunder then Playboy shall have the right, but not the obligation, after the lesser of five (5) business days notice to Directrix or the time within which Master Landlord may act on Playboy's behalf under the Master Lease, or without notice to Directrix in the case of an emergency, and without waiving or releasing Directrix from any obligations of Directrix hereunder, to cure such default of Directrix' obligations, in such manner and to such extent as Playboy shall deem necessary, and in exercising any such right to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorney's fees. Directrix shall pay to Playboy, within thirty (30) days upon written demand, all sums so paid by Playboy together with interest thereon at the Late Charge Rate.

           5.3 If Playboy shall breach any of Playboy's obligations hereunder, then Directrix shall have the right, but not the obligation, after five (5) business days notice to Playboy or without notice to Playboy in the case of an emergency, and without waiving or releasing Playboy from any obligations of Playboy hereunder, to cure such default of Playboy's obligations, in such manner and to such extent as Directrix shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorney's fees. Playboy shall pay to Directrix, upon thirty
(30) days of written demand, all sums so paid by Directrix together with interest thereon at the Late Charge Rate. If not paid, Directrix shall have the right of reimbursement and offset from and against Playboy of any amounts owed by Directrix to Playboy under Section 25.3 of the Services Agreement or this Sublease, in Directrix' discretion .

           5.4 If the Master Lease terminates as a result of a default or breach by Playboy or Directrix under this Sublease or the Master Lease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination.

           5.5 Playboy shall give Directrix notice of its intention to exercise its right to terminate the Master Lease pursuant to 7.3(ii) thereof at least ten (10) business days before Playboy gives Master Landlord such notice of termination as required under Section 7.3(ii) of the Master Lease. If Playboy does plan on exercising its termination right, Directrix shall have the right within such ten (10) business day period to cause Playboy to assign the Master Lease to Directrix provided the Master Landlord shall agree to release Playboy from further liability under the Master Lease arising from and after the date of the assignment. Notwithstanding anything contained herein but subject to the provisions of the immediately preceding sentence, if the Master Lease gives Playboy any right to terminate the Master Lease in the event of the partial or total damage, destruction or condemnation of the Master Premises, the exercise of this right by Playboy will not constitute a default or breach.

     6.  EVENTS OF DEFAULT.

           6.1 Directrix Cross Defaults. In addition to any other defaults specified herein and incorporated herein by reference to the Master Lease, the following events shall constitute a default under this Sublease:

           6.1.1 If Directrix fails to observe or perform one or more of the terms, conditions, covenants or agreements of the Services Agreement and the Services Agreement is actually terminated by Playboy by reason of said default;

           6.1.2 If under the Security Agreement, an Event of Default (as that term is defined in the Security Agreement) occurs and Playboy exercises any rights or remedies it may have as the secured party under the Security Agreement; or

           6.1.3 If Playboy leases the Equipment (as that term is defined in the Services Agreement) to Directrix under Services Agreement Section 25.3 and Directrix defaults under the equipment lease agreement executed in connection therewith and such equipment lease agreement is actually terminated by Playboy by reason of said default.

           6.2 Playboy Cross Defaults. In addition to any other defaults specified herein and incorporated herein by reference to the Master Lease, the following events shall constitute a default under this Sublease:

           6.2.1 If Playboy fails to observe or perform one or more of the terms, conditions, covenants or agreements of the Services Agreement and the Services Agreement is actually terminated by reason of said default; or

           6.2.2 If Playboy leases the Equipment (as that term is defined in the Services Agreement) to Directrix under Services Agreement Section 25.3 and in connection with such equipment lease, Playboy grants a security interest in the Equipment to Directrix and Directrix exercises any rights or remedies it may have as the secured party under such security agreement following a default by Playboy under such security agreement.

           6.3 If Playboy or Directrix defaults hereunder, the nondefaulting party shall have such rights and remedies as are provided herein, in the Master Lease (as incorporated herein) or at law or equity all of which rights shall be cumulative.

           6.4 If Directrix fails to make any payment owed to Playboy hereunder, Playboy shall have the right to offset the same against amounts owed to Directrix under the Services Agreement.

     7. UTILITIES. Directrix shall obtain and pay for Directrix' entire separate supply of electric current used at the Directrix Premises by direct application to and arrangement with the public utility company servicing the Master Premises. Directrix shall install an electric meter and related equipment to measure Directrix' consumption of electric at its cost and expense or by direction of the Directrix Work Allowance for that purpose. Directrix agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeder allocated to the Directrix Premises or the risers or wiring installation. In the event Directrix shall require additional feeders, risers or wiring to service the Directrix Premises, same shall be installed by Directrix at Directrix' sole cost and expense. Playboy shall in no way be liable or responsible to Directrix for any loss or damage or expense which Directrix may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Directrix' requirements. Notwithstanding any provision to the contrary, Directrix shall be solely responsible for all utilities used in connection with the studios and related technical areas.

     8. SERVICES TO BE PROVIDED BY PLAYBOY; DIRECTRIX' OBLIGATION TO MAINTAIN DIRECTRIX PREMISES.

           8.1 Playboy shall provide the following services: Maintenance and cleaning of the Master Premises, including the alleys and curbs in front of or adjacent to the Master Premises, pipes, mains and other utility systems within the Master Premises, maintenance and repair of the fire alarm system and all other equipment and components which are used in connection with the Master Premises; maintenance and repair of Landlord's Work (but not Alterations which shall be the responsibility of the tenant who made or for whom such Alterations were made); adequate lighting of parking lot and sidewalks during dusk to dawn hours; maintenance of plants and exterior landscaping in the Common Areas; janitorial and clean-up service for the Master Premises, including rubbish removal. Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Playboy shall provide heating, ventilation and air conditioning (HVAC) to the Directrix Premises when necessary for normal comfort, for normal office use in the Directrix Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 12:00 P.M. (collectively, the "Office Hours"), for the date of observation of New Years Day, President's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Playboy's discretion, other locally or nationally recognized holidays which are observed by other comparable buildings in the vicinity of the Master Premises (collectively, "Holidays") and on a seven days per week, 24 hours per day, 365 days per year basis for Master Control Room, core room, production control rooms, telephone room and similar technical areas and rooms. Playboy shall provide city water from the regular outlets for drinking, lavatory and toilet purposes in the Common Areas and to the designated outlets of Landlord's Work. Playboy shall provide janitorial services to the Directrix Premises five (5) days per week, except on the date of observation of the Holidays. Subject to factors outside Playboy's control, Directrix shall have access to the Directrix Premises and the parking facilities 24 hours per day, 7 days per week, 52 weeks per year.

           8.2 If by reason of an Unavoidably Delay, Playboy shall be unable to fulfill its obligations under this Sublease or shall be unable to supply any service which Playboy is obligated to supply and except for any abatement rights contained n the Master Lease, this Sublease and Directrix' obligation to pay Sublease Rent hereunder shall in no way be affected, impaired or excused and Playboy shall have no liability to Directrix on account thereof.

           8.3 Directrix shall take good care of the Directrix Premises, and all Alterations within the Directrix Premises and shall keep and maintain the Directrix Premises (including all of the foregoing) in good and safe order and condition, and shall make all nonstructural repairs therein and thereon, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Directrix Premises in good and safe order and condition, howsoever the necessity or desirability therefore may occur, except to the extent any such maintenance, repair or replacement is Master Landlord's responsibility pursuant to the Master Lease or is Playboy's obligation pursuant to this Sublease. Directrix shall cooperate fully with Playboy at all times and abide by all regulations and requirements that Playboy may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

     9. PARKING. Directrix shall be entitled to use without charge 30 unreserved parking spaces on those portions of the Common Areas to be agreed to by Playboy and Directrix. Directrix shall not use more parking spaces than the amount specified. Playboy may regulate the loading and unloading of vehicles by adopting reasonable rules and regulations for the management, safety, care and cleanliness of the grounds and the parking areas. Directrix shall not permit or allow any vehicles that belong to or are controlled by Directrix or Directrix' employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Playboy for such activities. Directrix shall not service or store any vehicles in the Common Areas.

     10. PLAYBOY'S RIGHT TO PERFORM MASTER LANDLORD'S OBLIGATIONS. If Playboy seeks to cure default of Master Landlord and exercise the offset remedies available to it pursuant to Section 19.8 of the Master Lease, Playboy shall, concurrently with the notices required to be sent to Master Landlord, send Directrix copies of such notices. If Master Landlord shall not have commenced to cure such default within the time periods provided in the Master Lease, then Playboy may, at its option, undertake to cure such default and Directrix shall pay Directrix' Share of Playboy's cost to cure within ten (10) days of written notice from Playboy, together with statements or invoices evidencing the cost thereof. If Master Landlord disputes Playboy's entitlement to reimbursement of such cost for any reason, then Directrix and Playboy shall join together and share the costs of arbitration as provided in Master Lease Section 19.8. If Playboy's position is sustained in such arbitration, and Playboy is thereby entitled to offset Rent as provided in Section 19.8 of the Master Lease, then Directrix shall be entitled to offset Directrix' Share of such offset amount against ensuing installments of Sublease Base Rent under this Sublease.

     11. ASSIGNMENT AND SUBLETTING. Playboy's rights to assign the Master Lease are set forth in the Master Lease Article 9. Directrix' rights to assign this Sublease or sublease all or any portion of the Directrix Premises are also set forth in the Master Lease Article 9 as incorporated herein as provided for in Section 4.1 with the following modifications: (i) Directrix may not assign this Sublease on a change in control as contemplated by the first sentence of Master Lease Section 9.2(a) without Playboy's consent, which consent shall not be unreasonably withheld or delayed, unless Directrix is permitted to assign the Services Agreement to the proposed assignee without Playboy's consent under Services Agreement Section 27, (ii) if Playboy consents to the assignment of the Services Agreement under Services Agreement Section 27 and Directrix requests assignment of this Sublease to the same assignee, Playboy shall be deemed to have consented to the assignment of this Sublease to such assignee, (iii) with regard to a proposed subletting by Directrix, if Directrix complies with the provisions of Master Lease Section 9.2(b)(x) and Kingston consents to such sublet, Playboy shall also have the right to approve such sublet, such approval not to be unreasonably withheld or delayed, and (iv) Directrix may not assign or sublet to, or otherwise permit occupancy of any portion of the Directrix Premises by, a Competing Adult Business, as that term is defined in Services Agreement Section 14.5.

     12. CONTINGENT RIGHT OF FIRST OFFER. If Directrix shall have the right to purchase the Master Premises pursuant to Article 36 of the Master Lease and provided Directrix is not then in default, beyond applicable notice and cure periods under this Agreement or any of the other Transaction Documents, Directrix shall have the first option to exercise the right to purchase the Premises set forth in the Offer Notice. Notwithstanding the provisions of
Section 4.1, if Directrix, in its sole discretion elects to acquire the Premises, it shall send the Election Notice contemplated by Master Lease Section 36 to Master Landlord, with a copy to Playboy within twenty (20) days of its receipt of the Offer Notice. If Directrix does not send the Election Notice within such twenty (20) day period, Directrix will be deemed to have waived its rights under Master Lease Article 36 and the Offer Notice and to have assigned such rights to Playboy. If Directrix does send the Election Notice within such twenty (20) day period, Directrix shall offer to Playboy the opportunity to participate with Directrix in the acquisition of the Property in such manner that Directrix and Playboy shall become equal co-owners of the Property and shall each be responsible for half of the purchase price for the Master Premises.

     13. COVENANT NOT TO CONDUCT BUSINESS PRIOR TO SUBSTANTIAL COMPLETION DATE. Each of the parties covenants and agrees that it will not commence occupancy of any portion of the Master Premises for the conduct of business prior to the Substantial Completion Date other than (i) Studio A and the technical areas associated with Studio A and (ii) the Master Control Room and the technical areas associated with the Master Control Room. If a party, in violation of the foregoing covenant, causes the Premises Base Rent Commencement Date to occur prior to the Substantial Completion Date, such party shall be responsible for all of the Base Rent payable until such time as, but for such action by such party, the other party would have been obligated to begin paying Base Rent or Sublease Base Rent, as the case may be.

     14. ATTORNEY FEES. If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

     15. CONSENTS AND APPROVALS. If the Master Landlord fails to acknowledge any request for approval or consent from Directrix, Playboy shall immediately make such request on Directrix' behalf. In any such instance, if the Master Landlord refuses to grant its consent or approval, Playboy shall also be deemed to have refused to grant its consent or approval and such refusal shall be deemed reasonable, provided, however, that at Directrix' request and at Directrix' cost, Playboy shall take such steps as may be reasonably requested by Directrix, including, without limitation, commencing legal action against Master Landlord, in order to contest and/or seek such remedies as may be available on account of Master Landlord's refusal to consent to the matter in question. If, as a result of Master Landlord's refusal to grant its consent or approval, Directrix contests or seeks other remedies as provided for in the preceding sentence, Directrix shall (i) advance to Playboy any cost incurred by Playboy in connection therewith and (ii) indemnify Playboy from and against any costs, losses, liabilities, claims or other damages (including reasonable attorney's fees) incurred by Playboy as result thereof. Notwithstanding any other provision of this Sublease or the Master Lease to the contrary, neither party will require any changes to Landlord's Work or the Construction Drawings or request Above-Standard Work or otherwise take any action which could result in an increase in Landlord's Work if the other party would be obligated to pay all or any portion of such increased cost without the prior written consent of the other party.

     16. ASBESTOS REALTED CALIMS. With respect to any claims, losses, damages and costs (including reasonable attorney's fees) related to the presence of asbestos in the Property incurred by Playboy ("Asbestos Related Claims"), Playboy shall first seek indemnification for such Asbestos Related Claims from Kingston as provided for in the Master Lease. If Kingston fails to provide Playboy indemnification from any Asbestos Related Claims, Directrix shall indemnify Playboy for, and hold Playboy harmless from and against, any and all Asbestos Related Claims.

     17.  NOTICES.

           17.1 Whenever it is provided that notice, demand, request, consent, approval or other communication shall or may be given to, or served upon, either of the parties by the other or whenever either of the parties desires to give or serve upon the other any notice, demand, request, consent, approval or other communication with respect to the Sublease Premises or to the Master Premises, each such notice, demand, request, consent, approval or other communication shall be in writing and shall be effective for any purpose if given or served by a nationally recognized overnight courier service, by hand delivery or mailing by certified mail, postage prepaid, return receipt requested to the following addresses:

           To Playboy:                  Playboy  Entertainment Group, Inc.
                                        9242 Beverly Boulevard
                                        Los Angeles, California 90210
                                        Attention:  President

           With a copy to:              Playboy Enterprises International, Inc.
                                        680 North Lakeshore Drive
                                        Chicago, IL 60611
                                        Attention:  General Counsel

           And to:                      Dennis B. Ellman, Esq.
                                        Greenberg Glusker Fields Claman
                                          Machtinger & Kinsella LLP
                                        1900 Avenue of the Stars
                                        Suite 2100
                                        Los Angeles, California  90067-4590

           To Directrix:                Directrix, Inc.
                                        236 West 26th Street, Unit 12W
                                        New York, New York  10001
                                        Attention:  Donald J. McDonald, Jr.

           With a copy to:              Mindy Sheps, Esq.
                                        Wolf, Rifkin & Shapiro, LLP
                                        11400 West Olympic Boulevard, 9th Floor
                                        Los Angeles, California 90064

Notices shall be deemed given or effective as provided for in Master Lease
Section 22.2.



           17.2 If either party hereto sends a notice to or receives a notice from the Master Landlord and such notice does not indicate that a copy thereof has been sent to the other party, such party shall forthwith furnish a copy of such notice to the other party.

     18. SUCCESSORS AND ASSIGNS. The agreements, terms, covenants and conditions herein are binding upon Playboy and Directrix and, except as otherwise provided herein, their respective successors and assigns.

     19. SUBORDINATION AND ATTORNMENT. Subject to the Directrix SNDA, this Sublease is and shall be at all times subject and subordinate to the Master Lease and if the Master Lease shall terminate this Sublease shall also terminate. Playboy covenants and agrees not to modify, amend or, except in the event of a default by the Master Landlord, terminate the Master Lease without Directrix' prior written consent, such consent not to be unreasonably withheld or delayed provided Directrix' rights and obligations hereunder or under any of the Transaction Documents are not materially altered. If Playboy shall cause an Event of Default under the Master Lease, then Master Landlord, at its option, and without being obligated to do so, may require Directrix to attorn to Master Landlord in which event Master Landlord shall undertake the obligations of Playboy under this Sublease from the time of the exercise of said option of termination of this Sublease, but Master Landlord shall not be liable for any defaults of Playboy under this Sublease.

     20. ENTRY. Playboy reserves the right to enter the Directrix Premises on reasonable notice to Directrix to inspect the Directrix Premises, confirm performance by Directrix of the terms and conditions of this Sublease and to maintain and repair the Directrix Premises or the Master Premises. Playboy and its representatives shall not materially interfere with the operation of the Directrix Premises or the conduct of Directrix' business within the Directrix Premises except in the event of an emergency.

     21. ENTIRE AGREEMENT. This Sublease sets forth all the agreements between Playboy and Directrix concerning the Directrix Premises, and except for the Transaction Documents, there are no other agreements either oralor written other than as set forth in this Sublease. Playboy and Directrix agree NOT to amend or modify the provisions of this Sublease without the written consent of Master Landlord, which consent shall not be unreasonably withheld; provided such limited modification will not increase Directrix' obligations under the Transaction Documents or reduce its rights under said agreements.

     22. NO BROKER. Playboy and Directrix each warrant that they have not dealt with any real estate broker in connection with this transaction. Playboy and Directrix each agree to indemnify, defend, and hold the other harmless against any damages incurred as a result of the breach of the warranty contained in this Sublease.

     23. GOVERNING LAW. This Sublease will be governed by and construed in accordance with California law.

     24. SIGNING AUTHORITY. Each individual executing this Sublease on behalf of the corporate Directrix and Playboy entities represent and warrant that he or she is duly authorized to execute and deliver this Sublease on behalf of said entity in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation.


           IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.



                                    "Playboy"

                                    PLAYBOY ENTERTAINMENT GROUP, INC, a Delaware corporation



                                    By:      ___________________________________

                                    Its:     ___________________________________

                                    "Directrix"

                                    DIRECTRIX, INC., a Delaware corporation



                                    By:      ___________________________________

                                    Its:     ___________________________________